                                                                                                                        EXHIBIT 11.1

                                                         KOMAG, INCORPORATED

                                                   COMPUTATION OF INCOME PER SHARE
                                              (In thousands, except per share amounts)


                                                                                     Fiscal Year Ended
                                                 -----------------------------------------------------------------------------------
                                                      December 29, 1996              December 31, 1995        January 1, 1995 (1)
                                                 ---------------------------    --------------------------  ------------------------
                                                   primary    fully diluted      primary    fully diluted    primary   fully diluted
                                                 -----------  --------------    ---------   --------------  ---------  -------------
Weighted average shares of
   Common Stock outstanding                        51,179         51,179         47,589         47,589         44,782       44,782
Weighted average shares of
   Common Stock equivalents:
      Stock Options                                 1,953          2,089          2,316          2,284          1,212        1,592
                                                 --------       --------       --------       --------       --------     --------
Number of shares used in per
   share computation                               53,132         53,268         49,905         49,873         45,994       46,374
                                                 ========       ========       ========       ========       ========     ========

Net income                                       $109,974       $109,974       $106,815       $106,815       $ 58,522     $ 58,522
                                                 ========       ========       ========       ========       ========     ========

Net income per share                             $   2.07       $   2.06       $   2.14       $   2.14       $   1.27     $   1.26
                                                 ========       ========       ========       ========       ========     ========

(1) The shares and earnings per share amounts have been restated to reflect the two-for-one stock split effective December 21, 1995.